Exhibit 10.14

MIRION TECHNOLOGIES, INC.

CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT (this ‘‘Agreement”), dated as of August 13, 2021, between MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and THOMAS D. LOGAN (“Executive”).

WHEREAS, the definition of “Company” in this Agreement includes the Company, together with all of the Company’s direct and indirect subsidiaries.

WHEREAS, Executive has been employed by the Company and has entered into an employment agreement, dated as of the date hereof, with the Company (the “Employment Agreement”). In such role, Executive has and will receive specific confidential information and training relating to the business of the Company, which confidential information and training is necessary to enable Executive to perform Executive’s duties and to receive future compensation. Executive will play a significant role in the development and management of the business of the Company and will be entrusted with the Company’s confidential information relating to the Company, the Company’s customers and others.

WHEREAS, Executive acknowledges that during the course of Executive’s employment with the Company, Executive has been and will be involved in the current and future business of the Company, as set forth above,

WHEREAS, it is a condition to Executive’s employment by the Company that Executive execute and deliver this Agreement.

NOW, THEREFORE, it is mutually agreed as follows:

1.    Confidentiality. Executive shall not, during the term of Executive’s employment with the Company or at any time thereafter, directly or indirectly, divulge, use, furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Company, any Confidential Information, except as may be necessary in connection with the faithful performance of his duties to the Company. Notwithstanding the foregoing, in addition to the matters set forth herein regarding Confidential Information, Executive agrees to be bound by any policies or procedures of the Company which are generally applicable to all senior employees of the Company with respect to the protection of Confidential Information.

As used herein, the term:

(a)    “Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by the Company, whether in tangible or intangible form. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x)

projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) source code, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business relationships, methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Company in conducting its business operations, (xxi) skills, responsibilities, compensation and personnel files of employees, directors and independent contractors, (xxii) competitive analysis, (xxiii) contracts with other parties, and (xxiv) other confidential or proprietary information that has not been made available to the general public by the senior management of the Company. Confidential Information shall not include information that (I) is or becomes generally available to the public through no act or omission on the part of Executive, (II) is hereafter received on a non- confidential basis by Executive from a third party who has, to the Executive’s knowledge, the lawful right to disclose such information, or (III) Executive is required to disclose pursuant to court order or law.

Executive further agrees to take reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon termination, for any reason, of Executive’s employment with the Company, Executive agrees to deliver to the Company all property and materials within Executive’s possession or control which belong to the Company or which contain Confidential Information, other than information to which he is entitled to maintain as a Director (which such information shall continue to remain subject to the terms hereof).

Without limiting the generality of the foregoing, nothing in this Agreement precludes or otherwise limits Executive’s ability to (A) communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”) or any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company, or (B) disclose information which is required to be disclosed by applicable law, regulation, or order or requirement (including without limitation, by deposition, interrogatory, requests for documents, subpoena, civil investigative demand or similar process) of courts, administrative agencies, the SEC, any Government Agency or self-regulatory organizations, provided that Executive provides the Company with prior notice of the contemplated disclosure and cooperates with the Company in seeking a protective order or other appropriate protection of such information. Neither the Company nor any of its subsidiaries or affiliates may retaliate against Executive for any of these activities. Furthermore, pursuant to the Defend Trade Secrets Act of 2016, Executive and the Company acknowledge and agree that Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, and without limiting the preceding sentence, if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and may use the trade secret information in the court proceeding, if Executive (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.

2.    Intellectual Property. All processes, innovations, trade secrets, drawings, business processes, secret processes, know-how, improvements, formulations, ideas, inventions, designs and discoveries, whether patentable or not (collectively “Discoveries”), and all patents, copyrights, trademarks, applications for the foregoing and other intangible rights (collectively “Intellectual Property Rights”) that may be conceived or developed by Executive either alone or with others, during the term of employment, whether or not conceived or developed during working hours, and with respect to which any equipment, supplies, facilities, or trade secret information of the Company was used, or that related to the business, plans, products or processes of the Company or to the Company’s actual or demonstrably anticipated business, plans, products or processes, or that result from any work performed by Executive for the Company, shall be fully and promptly disclosed to the Company and shall be the sole property of the Company. As provided in Section 2870 of the California Labor Code, the requirement to assign Discoveries and Intellectual Property hereunder shall not apply to any Discoveries or Intellectual Property that Executive develops entirely on his own time without using the Company’s equipment, supplies, facilities, or trade secret information, except for those Discoveries and Intellectual Property that either (a) relate, at the time of conception or reduction to practice to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (b) result from any work performed by Executive for the Company. Regardless of the status of Executive’s employment by the Company, Executive and Executive’s heirs, assigns and representatives shall promptly assign to the Company any and all right, title and interest in and to such Discoveries and Intellectual Property made during the term of Executive’s employment by the Company. Except as set forth on Schedule 1 to this Agreement, there are no Discoveries or Intellectual Property with respect to the Company conceived of, developed or made by Executive before the date of this Agreement which have not been disclosed to and assigned to the Company.

3.    Whether during or after Executive’s employment with the Company, Executive further agrees to execute and acknowledge all papers and to do, at the Company’s expense, any and all other things necessary for or incident to the applying for, obtaining and maintaining of such letters patent, copyrights, trademarks or other intellectual property rights, as the case may be, and to execute, on request, all papers necessary’ to assign and transfer such Discoveries and Intellectual Property to the Company, its successors and assigns. In the event that the Company is unable, after reasonable efforts and in any event, after ten (10) Business Days, to secure Executive’s signature on a written assignment to the Company, of any application for letters patent, trademark registration or to any common law or statutory copyright or other property right therein, whether because of his physical or mental incapacity’, or for any other reason whatsoever, the Executive irrevocably designates and appoints the Secretary of the Company as Executive’s attorney-in-fact to act on the Executive’s behalf to execute and file any such applications and to do all lawfully permitted acts to further the prosecution or issuance of such assignments, letters patent, copyright or trademark.

4.    No Right to Continued Employment. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which, subject to the terms of the Employment Agreement, are hereby reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

5.    No Conflicting Agreements. Executive warrants that Executive is not bound by the terms of a confidentiality agreement or other agreement with a third party that would conflict with Executive’s obligations hereunder. Alternatively, Executive agrees to provide the Company with a copy of any and all agreements with a third party that preclude or limit, or may preclude or limit, Executive’s right to make disclosures or assignments prior to Executive commencing employment. Executive acknowledges that the existence of such precluding or limiting agreements with a third party may result in withdrawal of employment by the Company.

6.    Remedies. In the event of breach or threatened breach by Executive of any provision hereof, the Company shall be entitled to (i) temporary, preliminary and permanent injunctive relief and without the posting of any bond or other security and (ii) any other legal and equitable relief to which it may be entitled, including monetary damages. The prevailing party in any litigation or other request for relief against Executive in connection with the enforcement of this Agreement shall be entitled to the recovery of all attorney’s fees and costs. In the event the Company is the prevailing party, it shall be entitled to the cessation of, and repayment by Executive to the Company of, any severance payments payable or paid to Executive pursuant to the Employment Agreement. The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

7.    Successors and Assigns. This Agreement shall be binding upon Executive and Executive’s heirs, assigns and representatives and inure to the benefit of the Company and its respective successors and assigns, including without limitation any entity to which substantially all of the assets or the business of the Company are sold or transferred. The obligations of Executive are personal to Executive and shall not be assigned by Executive.

8.    Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

9.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and be deemed given when telecopied, delivered by hand or received by registered or certified mail, postage prepaid, or by nationally reorganized overnight courier service addressed to the party to receive such notice at the following address or any other address substituted therefor by notice pursuant to these provisions:

If to the Company, at:

Mirion Technologies, Inc.

1218 Menlo Drive

Atlanta, GA 30318

Attention: General Counsel

Email: elee@mirion.com

If to Executive at his address as set forth in the records of the Company.

10.    Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Executive.

11.    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof, however, if any portion of this Agreement is determined to be unenforceable by a court of law, then solely the appropriate conflicting provisions of any other agreement binding upon Executive shall control.

12.    Waiver, etc. The failure of the Company to enforce at any time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any provision hereof or the right of the Company to enforce thereafter each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement by the Company shall be effective unless set forth in a written instrument executed by the Company, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

13.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be wholly performed therein without reference to conflicts of law principles, except as otherwise provided.

14.    Enforcement. If any party shall institute legal action to enforce or interpret the terms and conditions of this Agreement or to collect any monies under it,

venue for any such action shall be Orange County, California. Each party irrevocably consents to the jurisdiction of the courts located in the State of California for all suits or actions arising out of this Agreement. Each party hereto waives to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Confidentiality and Intellectual Property Agreement to be effective as of the date first above written.

MIRION TECHNOLOGIES, INC.

By:	/s/ Emmanuelle Lee
	Name:	Emmanuelle Lee
	Title:	General Counsel

EXECUTIVE

/s/ Thomas D. Logan
Thomas D. Logan

Schedule 1

Discoveries or Intellectual Property

None